UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2022

KLDiscovery Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38789	61-1898603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8201 Greensboro Dr. Suite 300 McLean, VA	22102
(Address of principal executive offices)	(Zip Code)

(703) 288-3380

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of KLDiscovery, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on June 17, 2022 (the “Original Form 8-K”) to report the final voting results of the Company’s 2022 annual meeting of stockholders held on June 17, 2022 (the “Annual Meeting”). The sole purpose of this Amendment is to adjust the formatting of the results reported in the Original Form 8-K for Proposals (ii) and (iii) as described below to read correctly. No other changes have been made to the Original Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 16, 2022, the Company held its 2022 annual meeting of stockholders (the “Annual Meeting”).  A total of 42,701,216 shares of the Company's common stock were entitled to vote as of April 20, 2022, the record date for the Annual Meeting. There were 33,713,249 shares voted at the Annual Meeting, at which the stockholders were asked to vote on three proposals. Set forth below are the matters acted upon by the stockholders at the Annual Meeting, and the final voting results of each such proposal.

(i)	The following directors were elected at the Annual Meeting and the voting for each director was as follows:

NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Ian Fujiyama	32,026,285	1,335,083	351,881
Arjun Shah	33,262,805	98,563	351,881
Christopher J. Weiler	33,266,005	95,363	351,881

(ii)	The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified by the following vote:

FOR	AGAINST	ABSTAIN
33,705,866	7,383	0

(iii)	The issuance of the Company’s common stock upon any conversion of the Debentures was approved by the following vote:

FOR	AGAINST	ABSTAIN
33,356,667	4,701	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLDiscovery Inc.

Date: June 23, 2022	By:	/s/ Christopher J. Weiler
	Name:	Christopher J. Weiler
	Title:	Chief Executive Officer